Exhibit 4.2

[If Rule 144 Note, insert Rule 144A Legend from Appendix A]1

[If Regulation S Note, insert Regulation S Legend from Appendix A]2

[1]	Not required for Exchange Notes or other Notes that do not bear and are not required to bear a Restricted Notes Legend.
[2]	Not required for Exchange Notes or other Notes that do not bear and are not required to bear a Restricted Notes Legend.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

BECTON, DICKINSON AND COMPANY

4.400% Notes due January 15, 2021

CUSIP No.	[144A: 075887 BZ1]
[Reg S: U0740R AC6]

$

No.

BECTON, DICKINSON AND COMPANY, a New Jersey corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”) for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $            on January 15, 2021 and to pay interest, on January 15 and July 15 of each year, commencing January 15, 2018, on said principal sum at the rate of 4.400% per annum, from December 29, 2017 or from the most recent interest payment date to which interest has been paid or provided for, as the case may be, until payment of said principal sum has been made or duly provided for; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the address of the person entitled thereto as such address shall appear on the register of Notes or (ii) by transfer in immediately available funds to an account maintained by the person entitled thereto as specified in the register of Notes. The interest so payable on any January 15 or July 15 shall, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the January 1 or July 1 immediately preceding the applicable interest payment date.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS HEREOF, Becton, Dickinson and Company has caused this Note to be executed in its name and on its behalf by its duly authorized officers, and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated:

BECTON, DICKINSON AND COMPANY

By:
	Name:	Christopher R. Reidy
	Title	Executive Vice President, Chief Financial Officer and Chief Administrative Officer

(CORPORATE SEAL)

Attest:

Name:	Gary DeFazio
Title	Senior Vice President, Corporate Secretary and Associate General Counsel

TRUSTEE’S CERTIFICATE

OF AUTHENTICATION

This Note is one of the Securities of the series referred to herein issued pursuant to the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:
Authorized Signatory

[Reverse of Security]

BECTON, DICKINSON AND COMPANY

4.400% Notes due January 15, 2021

This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Company (herein called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture, dated as of March 1, 1997 (as amended or supplemented, herein called the “Indenture”), duly executed and delivered by the Company and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (herein called the “Trustee”), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the 4.400% Notes due January 15, 2021 (the “Notes”) limited in aggregate principal amount to $            (except as in the Indenture provided) (the “Initial Notes”). The Company may, from time to time, without the consent of the existing holders of the Notes, issue additional notes under the Indenture (the “Additional Notes”) having the same terms as the Initial Notes in all respects, except for issue date, issue price and the initial interest payment date. Any such Additional Notes shall be consolidated with and form a single series with the Initial Notes. References herein to the “Notes” shall refer to the Initial Notes and any Additional Notes and Exchange Notes, of which shall be treated as a single class of securities for all purposes (including voting) under the Indenture, unless otherwise indicated. Terms defined in the Indenture have the same definitions herein unless otherwise specified.

The terms and provisions of Appendix A attached hereto shall apply to the Notes of this series. The Notes of this series shall be issued in registered form and shall be transferable only upon the surrender of a Note of this series for registration of transfer and in compliance with Appendix A attached hereto.

In case an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof and interest hereon may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities of any series at any time by the Company and the Trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding Securities of such series, each affected series voting separately. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the outstanding Securities of any series, on behalf of the holders of all the Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note.

Subject to the terms of the Indenture, the Company may elect either (i) to defease and be discharged from any and all obligations with respect to the Notes or (ii) to be released from its obligations with respect to certain covenants applicable to the Notes, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate and in the coin or currency prescribed herein.

The Notes are redeemable as a whole or in part at the option of the Company at any time prior to October 15, 2020, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum, as determined by an Independent Investment Banker, of the present values of the Remaining Scheduled Payments on the Notes (excluding the portion of interest that will be accrued and unpaid to and including the date of redemption), discounted to the redemption date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 15 basis points, plus in each case, accrued and unpaid interest to the date of redemption on the principal balance of the Notes being redeemed. The Notes are also redeemable as a whole or in part at the option of the Company at any time on or after October 15, 2020 at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to the date of redemption on the principal balance of the Notes being redeemed. For the purposes hereof:

“Treasury Rate” means, for any redemption date, the annual rate equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue equal to the Comparable Treasury Price, expressed as a percentage of its principal amount, for such redemption date. The yield of the Comparable Treasury Issue shall be computed as of the second Business Day immediately preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the applicable remaining term of the Notes being redeemed.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means each of the investment banks the Company may use to select a Comparable Treasury Issue including Citigroup Global Markets Inc., its successors and, and any three other nationally recognized investment banking firms that the Company shall appoint from time to time that are primary dealers of U.S. government securities in New York City; provided, however, that if any of the firms ceases to be a primary dealer of U.S. government securities in New York City, the Company shall appoint another nationally recognized investment banking firm as a substitute therefor.

“Comparable Treasury Price” means, for any redemption date, (1) the average of the Reference Treasury Dealer Quotations obtained by the Company for that redemption date after excluding the highest and lowest of those Reference Treasury Dealer Quotations; or (2) if the Company obtains fewer than four Reference Treasury Dealer Quotations, the average of all those quotations.

“Reference Treasury Dealer Quotation” means, with respect to any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by a Reference Treasury Dealer as of 3:30 p.m., New York time, on the third Business Day preceding that redemption date. The Company shall seek Reference Treasury Dealer Quotations in respect of any redemption date from each of the then-existing Reference Treasury Dealers.

“Remaining Scheduled Payments” means, with respect to each Note being redeemed, the remaining scheduled payments of principal and interest on that Note that would be due after the related redemption date but for the redemption; provided, however, that if the redemption date is not an interest payment date with respect to that Note, the amount of the next succeeding scheduled interest payment on that Note that would have been due shall be deemed reduced by the amount of interest accrued on the Note to the redemption date.

Notice of any redemption described above shall be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Notes or portions thereof called for redemption. On and after any redemption date, the Notes or any portion of the Notes called for redemption shall stop accruing interest. On or before any redemption date, the Company shall deposit with the paying agent or the Trustee money sufficient to pay the accrued interest on the Notes to be redeemed and their redemption price. If less than all of the Notes are redeemed, such Notes should be redeemed in accordance with DTC procedures.

Upon the occurrence of a Change of Control Triggering Event, unless the Notes have been earlier redeemed, the Company will, pursuant to the terms offer described below, offer to purchase all or a portion of each holder’s Notes (equal to $1,000 or an integral multiple of $1,000 in excess thereof) (a “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”), subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. For purposes hereof:

“Change of Control” means the occurrence of any one of the following:

(i) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”))) other than to the Company or one of its subsidiaries;

(ii) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares;

(iii) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company , in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to the transaction; or

(iv) the adoption of a plan relating to the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a transaction shall not be considered to be a Change of Control if: (a) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (b)(x) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (y) immediately following that transaction, no Person is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the Notes cease to be rated Investment Grade by each of the Rating Agencies on any date during the period (the “Trigger Period”) commencing on the date of the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of that Change of Control (which Trigger Period shall be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings downgrade and the downgrade would result in a Change of Control Triggering Event). Unless at least two of the Rating Agencies are providing a rating for the Notes at the commencement of any Trigger Period, the Notes shall be deemed to be rated below Investment Grade by the Rating Agencies during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event shall be deemed to have occurred in connection with (i) any particular Change of Control unless and until such Change of Control has actually been consummated or (ii) any reduction in rating if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, a Change of Control (whether or not the Change of Control shall have occurred at the time of the reduction in rating). In no event shall the Trustee be charged with the responsibility of monitoring the Company’s ratings.

“Fitch” means Fitch Ratings, Inc. and its successors.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company in accordance with the definition of “Rating Agency.”

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Rating Agency” means each of Fitch, Moody’s and S&P; provided that if any of Fitch, Moody’s or S&P ceases to provide rating services to issuers or investors or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, the Company may appoint a replacement for that Rating Agency.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” of any specified Person as of any date means the capital stock of that Person that is at the time entitled to vote generally in the election of the board of directors of that Person.

Within 30 days following the date upon which the Change of Control Triggering Event has occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company shall send, in accordance with DTC procedures or otherwise by first class mail, a notice to each holder of the Notes, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice shall describe the transaction or transactions constituting the Change of Control Triggering Event and offer to repurchase the Notes on the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is sent, other than as may be required by law (the “Change of Control Payment Date”). If the notice is mailed prior to the date of consummation of the Change of Control, it shall state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

If holders of Notes elect to have Notes purchased pursuant to a Change of Control Offer, they must surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of this Note completed, to the Trustee at the address specified in the notice, or transfer their Notes to the Trustee by book-entry transfer pursuant to the applicable procedures of DTC, prior to the close of business on the third Business Day prior to the Change of Control Payment Date. On or prior to 12:00 p.m., New York City time, on the Business Day immediately preceding the Change of Control Payment Date, the Company shall, to the extent lawful, deposit with the paying agent or the Trustee an amount equal to the Change of Control Payment in respect of all the Notes or portions of the Notes properly tendered.

On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer and (ii) deliver or cause to be delivered to the Trustee the Notes properly accepted. The paying agent or the Trustee, as applicable, shall promptly deliver to each holder of the Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each holder of the Notes a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note shall be in a minimum principal amount equal to $1,000 and integral multiples of $1,000 in excess thereof.

The Company shall not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and that third party purchases all Notes properly tendered and not withdrawn under its offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions herein, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions herein by virtue of such conflicts.

Upon the presentment for registration of transfer of this Note at the office or agency of the Company designated for such purpose pursuant to the Indenture, a new Note or Notes of authorized denominations for an equal aggregate principal amount shall be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

Prior to due presentment for registration of transfer of this Note, the Company, the Trustee or any Note registrar, co-registrar, paying agent or authenticating agent, may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or an account hereof, and for all other purposes, and the Company, the Trustee and any Note registrar, co-registrar, paying agent and authenticating agent shall not be affected by any notice to the contrary.

Registration Rights

In addition to the rights set forth under the Indenture, holders of this Note will have all the rights set forth in the Registration Rights Agreement, dated as of December 29, 2017, by and between the Company and Citigroup Global Markets Inc. (the “Registration Rights Agreement”), including the right to receive Additional Interest (as defined in the Registration Rights Agreement), if any, pursuant to the Registration Rights Agreement.

Upon the consummation of the exchange offer in accordance with the Registration Rights Agreement (the “Registered Exchange Offer”), the Company will issue and the Trustee will authenticate one or more Exchange Notes in accordance with the procedures set forth in Section 2.02 of the Indenture and Appendix A attached hereto.

All Exchange Notes issued and authenticated in accordance with the terms described herein shall be part of the same series as any outstanding Notes and shall vote and consent, together with any outstanding Notes as one class, on all matters that require their vote or consent under the Indenture, except in the case of any matter that affects only the Notes (other than the Exchange Notes) or only the Exchange Notes.

Governing Law

This Note and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to a Change of Control Offer, check the appropriate box below:

[    ] Change of Control Offer

If you want to elect to have only part of this Note purchased by the Company pursuant to a Change of Control Offer, state the amount you elect to have purchased:

$                     (equal to $1,000 or an integral multiple of $1,000 in excess thereof)

Date:	Your Signature:

(Sign exactly as your name
appears on the face of this
Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Notes Custodian

*	Insert in Global Notes.

Appendix A

TRANSFER RESTRICTIONS

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions

Terms used in this Appendix A which are defined in the Indenture, dated as of March 1, 1997, between Becton, Dickinson and Company and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (as amended or supplemented from time to time, the “Indenture”), and the Note to which this Appendix A is attached and of which this Appendix A forms a part, shall have the respective meanings set forth in the Indenture or the Note, as the case may be. In addition, for the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Certificated Note” means a certificated Initial Note, Additional Note or Exchange Note (bearing, in the case of an Initial Note or Additional Note, a Restricted Notes Legend unless such Legend has been removed in accordance with the provisions of this Appendix A or, in the case of any Additional Note, unless such Additional Note is a Registered Additional Note) that is registered in the name of a Holder other than the Depositary or its nominee and that does not bear the Global Note Legend.

“Clearstream” means Clearstream Banking, société anonyme, or any successor.

“Distribution Compliance Period” means, with respect to any Regulation S Note, the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S, and (b) the date of original issuance of such Note or any predecessor Note.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of Euroclear systems, or any successor.

“Exchange Offer” means an offer by the Company, pursuant to a Registration Rights Agreement, to Holders of Initial Notes or Additional Notes, as applicable, to issue and deliver to such Holders, in exchange for their Initial Notes or Additional Notes, as applicable, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“Note Custodian” means the custodian with respect to a Global Note, which shall initially be the Trustee, or any successor thereto.

“Offering Memorandum” means the Offering Memorandum and Consent Solicitation Statement, dated as of May 5, 2017, as amended to date.

Exhibit A-1

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Additional Notes” means Additional Notes that were originally issued and sold pursuant to an effective registration statement under the Securities Act permitting such Additional Notes to be publicly offered and sold.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Restricted Global Note” means any Global Note that bears or is required to bear a Restricted Notes Legend.

“Restricted Notes Legend” means the Rule 144A Legend, the Regulation S Legend or the Certificated Note Restricted Legend, as applicable.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Shelf Registration Statement” means a registration statement filed by the Company with the SEC for the purpose of registering the offer and sale of Initial Notes and/or Additional Notes pursuant to the Registration Rights Agreement.

“Transfer Restricted Notes” means any Notes that bear or are required to bear a Restricted Notes Legend.

“Unrestricted Global Note” means any Global Note that does not bear or is not required to bear a Restricted Notes Legend. For purposes of clarity, Global Notes representing Exchange Notes shall be deemed Unrestricted Global Notes.

“U.S. person” means a “U.S. person” as defined in Regulation S.

Section 1.2 Other Definitions

Term	Defined in Section:
“Certificated Note Restricted Legend”	2.2	(d)(iv)
“DTC”	2.1	(c)
“Global Note Legend”	2.2	(d)(i)
“Participants”	2.1	(c)
“Regulation S Global Note”	2.1	(b)
“Regulation S Notes”	2.1	(a)
“Regulation S Legend”	2.2	(d)(iii)
“Rule 144A Global Note”	2.1	(b)
“Rule 144A Legend”	2.2d	)(ii)
“Rule 144A Notes”	2.1	(a)
“Schedule”	2.1	(b)
“U.S. Resale Restriction Termination Date”	2.2	(a)

Appendix-2

ARTICLE 2

THE NOTES

Section 2.1 Forms of Notes

(a) Offering and Sale of Initial Notes and Additional Notes. The Initial Notes will be issued by the Company to the holders of the 4.400% Notes due 2021 issued by C. R. Bard, Inc. pursuant to the terms and conditions described in the Offering Memorandum. The Company may offer and sell Additional Notes from time to time, including, without limitation, offers and sales pursuant to one or more purchase agreements or underwriting agreements between the Company and one or more initial purchasers or underwriters. The Initial Notes will be resold, and Additional Notes (other than Registered Additional Notes) may be resold, initially only (i) to QIBs in reliance on Rule 144A (Notes so resold in reliance on Rule 144A, the “Rule 144A Notes”) and (ii) to Persons other than U.S. persons in reliance on Regulation S (Notes so resold in reliance on Regulation S, the “Regulation S Notes”). Initial Notes or any such Additional Notes (other than Registered Additional Notes) may thereafter be transferred only to, among others, QIBs in reliance on Rule 144A and non-U.S. persons in reliance on Regulation S, subject to the restrictions on transfer set forth herein and the other applicable requirements of the Indenture.

(b) Global Notes. Unless otherwise provided in an Officers’ Certificate delivered to the Trustee, the Initial Notes and Additional Notes that are initially resold pursuant to Rule 144A shall be issued initially in the form of one or more Global Notes (each a “Rule 144A Global Note”), and Initial Notes and Additional Notes that are initially resold pursuant to Regulation S shall be issued initially in the form of one or more Global Notes (each a “Regulation S Global Note”), in each case bearing the Global Notes Legend and the applicable Restricted Notes Legend. Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” (or a similar schedule) attached thereto (the “Schedule”). The aggregate principal amount of outstanding Notes represented by a Global Note may be increased or decreased, as applicable, from time to time to reflect transfers, exchanges, redemptions, repurchases and cancellation of Notes represented thereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Note Custodian, at the direction of the Registrar, in accordance with Section 2.2 of this Appendix A and any applicable provisions of the Indenture.

(c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

Prior to the expiration of the Distribution Compliance Period with respect to a Regulation S Global Note, beneficial interests in such Regulation S Global Note may be held only through Clearstream and Euroclear, as members of, or participants in, in the Depositary (the “Participants”), provided, that if The Depository Trust Company (“DTC”) is not the Depositary for such Regulation S Global Note during such Distribution Compliance Period, beneficial interests in such Regulation S Global Note shall be held in accordance with the customary procedures of whomsoever shall be the Depositary. After the expiration of the Distribution

Appendix-3

Compliance Period with respect to a Regulation S Global Note, holders of beneficial interests in such Regulation S Global Note may also hold interests in such Regulation S Global Note through Participants in the Depositary other than Clearstream and Euroclear, provided, that if DTC is not the Depositary for such Regulation S Global Note after such Distribution Compliance Period, beneficial interests in the Regulation S Global Note shall be held in accordance with the customary procedures of whomsoever shall be the Depositary.

(d) Certificated Notes. Except as provided in Section 2.06 of the Indenture, owners of beneficial interests in Global Notes will not be entitled to receive Certificated Notes in exchange for their interests in such Global Notes.

Section 2.2 Transfer and Exchange.

(a) Transfer Restrictions. So long as they are Transfer Restricted Notes, the Initial Notes and any Additional Notes (other than Registered Additional Notes) may not be offered, sold or disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the securities laws of any other applicable jurisdiction.

Neither a Rule 144A Note nor any interest or participation therein may be offered, sold, assigned, transferred, pledged or otherwise disposed of at any time prior to (x) the date which is six months (assuming the Company satisfies the current public reporting requirements of Rule 144) or one year (if the Company does not) after the later of the date of original issue of such Rule 144A Note (or any predecessor thereto) and the last date on which the Company or any “affiliate” (as defined in Rule 144) of the Company was the owner of such Rule 144A Note (or any predecessor thereto) or any interest or participation in such Rule 144A Note or (y) such later date, if any, as may be required by any subsequent change in applicable law (the “U.S. Resale Restriction Termination Date”), except (a) to the Company or any of its Subsidiaries, (b) pursuant to a registration statement which is effective under the Securities Act, (c) for so long as such Rule 144A Note is eligible for resale pursuant to Rule 144A, to a Person the transferor reasonably believes is a QIB acquiring such Rule 144A Note or such interest or participation for its own account or for the account of another QIB to whom notice is given that the transfer is being made in reliance on Rule 144A in a transaction meeting the requirements of Rule 144A, (d) to a non-U.S. person in an offshore transaction within the meaning of, and in compliance with, Regulation S or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, subject to, in each of the foregoing cases, any requirement of law that the disposition of such Rule 144A Note or such interest or participation be at all times within the transferor’s control, and to compliance with the securities laws of any other applicable jurisdiction and with the procedures specified in the Indenture (including this Appendix A).

Until the expiration of the Distribution Compliance Period with respect to a Regulation S Note, such Regulation S Note or any interest or participation therein (i) may not be offered, sold, assigned, transferred, pledged or otherwise disposed within the United States (within the meaning of Regulation S) or to, or for the account or benefit of, a U.S. person, except to a Person that the transferor reasonably believes to be a QIB acquiring such Regulation S Note or such interest or participation for its own account or for the account of another QIB to whom

Appendix-4

notice is given that the transfer is being made in reliance on Rule 144A in a transaction meeting the requirements of Rule 144A and (ii) except as provided in clause (i) above, may not be offered, sold, assigned, transferred, pledged or disposed of except to a non-U.S. person in an offshore transaction within the meaning of, and in compliance with, Regulation S, and in each case such offer, sale, assignment, transfer, pledge or disposition must comply with the securities laws of any other applicable jurisdiction and with the procedures specified in the Indenture (including this Appendix A). In addition, during such Distribution Compliance Period, beneficial interests in a Regulation S Global Note may only be held through Euroclear or Clearstream or their respective direct or indirect participants.

The remaining provisions of this Section 2.2 are intended to implement the forgoing restrictions. To the extent that any transfer or exchange of Transfer Restricted Notes (including, without limitation, beneficial interests in Restricted Global Notes) is not covered by a specific procedure in the remaining provisions of this Section 2.2, the Company may implement such procedures and impose such conditions to such exchange or transfer (including, without limitation, the delivery of certificates, legal opinions and other documents) as the Company in its sole discretion may deem necessary or appropriate to implement the foregoing restrictions.

(b) Transfer and Exchange of Certificated Notes. If Certificated Notes are issued in exchange for beneficial interests in Global Notes pursuant to Section 2.06 of the Indenture, such Certificated Notes will be registered in the names, and issued in any authorized denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures) and, if any such Global Notes are Transfer Restricted Notes, the Certificated Notes issued in exchange for interests therein will bear the Certificated Note Restricted Legend and either the Rule 144A Legend or the Regulation S Legend, as applicable, unless otherwise determined by the Company. If Certificated Notes are issued in exchange for beneficial interests in Global Notes, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the applicable Global Note in an amount equal to the principal amount of the interests being exchanged for Certificated Notes and the Registrar shall instruct the Note Custodian to decrease or reflect on its records a decrease in the principal amount of such Global Note (and to record such decrease by endorsement on the Schedule attached to such Global Note) in a principal amount equal to the principal amount of such interests being exchanged. If Certificated Notes are issued in exchange for beneficial interests in a Restricted Global Note, then, unless the Company shall otherwise advise the Trustee and the Registrar in writing, such interests may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.2 (including the certification and other requirements set forth in this Section 2.2 intended to ensure that such exchanges comply with Rule 144A, Regulation S or another applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

When Certificated Notes are presented to the Registrar or a co-Registrar with a request:

(x) to register the transfer of such Certificated Notes; or

Appendix-5

(y) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met and if the requirements for such registration of transfer or exchange set forth in this Appendix A and Section 2.06 of the Indenture shall have been satisfied; provided, however, that if a Certificated Note surrendered for transfer or exchange bears a Restricted Notes Legend, the Registrar or co-Registrar shall not register the transfer or exchange of such Certificated Note (including any such transfer or exchange to the Company or a Subsidiary of the Company) unless (A) such transferor shall have delivered to the Registrar or co-Registrar a certificate to the effect set forth in Exhibit D to this Appendix A, appropriately completed and signed by such transferor, (B) in the case of any transfer or exchange pursuant to any transaction that is exempt from registration under the Securities Act (other than a transfer to the Company or one of its Subsidiaries or a transaction pursuant to Rule 144A or Regulation S), such transferor shall have also delivered to the Registrar or co-Registrar (i) if such transfer or exchange is being made pursuant to Rule 144, a legal opinion addressed to the Company and the Registrar or co-Registrar, in form and substance satisfactory to the Company, to the effect that such transfer or exchange is being made in reliance on Rule 144, that the Holder may transfer such Certificated Note without registration under the Securities Act pursuant to Rule 144 and that, accordingly, the Restricted Note Legend on such Certificated Note may be removed or (ii) if such transfer or exchange is not being made pursuant to Rule 144, a legal opinion addressed to the Company and the Registrar or co-Registrar, in form and substance satisfactory to the Company, to the effect that such transfer or exchange may be effected without registration under the Securities Act and (C) such transferor shall have also delivered to the Company and the Registrar or co-Registrar, as the case may be, any additional certifications, legal opinions and other information as may be required by the Company to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and applicable state or other securities laws. In the case of any such proposed transfer or exchange that requires the delivery of a legal opinion as provided for above, the Registrar or co-Registrar shall notify the Company of such proposed transfer or exchange in order to provide the Company with an opportunity to review such legal opinion and request such additional certifications, legal opinions and other information the Company may require.

(c) Transfer and Exchange of Global Notes. (i) The transfer and exchange of beneficial interests in Global Notes shall be effected through the Depositary, in accordance with the Indenture and the Note (including this Appendix A) and the procedures of the Depositary and, if applicable, Clearstream and Euroclear. In the case of any exchange of a beneficial interest in a Rule 144A Global Note for a beneficial interest in a Regulation S Global Note, and any transfer of a beneficial interest in a Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, in each case being made prior to expiration of the Distribution Compliance Period with respect to such Regulation S Global Note, the beneficial interests in such Regulation S Global Note must be held through an account with a participant in either Euroclear or Clearstream, or both, as the case may be.

Appendix-6

(i) Subject to compliance with the other applicable requirements of this Section 2.2(c), if the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, (A) the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred; and (B) the Registrar shall instruct the Note Custodian to increase or reflect on its records an increase in the principal amount of the Global Note to which such interest is being transferred (and to record such increase by endorsement on the Schedule attached to such Global Note) in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall instruct the Note Custodian, concurrently with such increase, to decrease or reflect on its records a decrease in the principal amount of the Global Note from which such interest is being transferred by a corresponding amount (and to record such decrease by endorsement on the Schedule attached to such Global Note).

(ii) If the proposed transfer is an exchange of a beneficial interest in a Rule 144A Global Note for a beneficial interest in a Regulation S Global Note or the transfer of a beneficial interest in a Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, the transferor of such beneficial interest shall deliver to the Registrar prior to any such exchange or transfer (A) a certificate substantially in the form of Exhibit A to this Appendix A if such exchange or transfer is to occur prior to the expiration of the Distribution Compliance Period with respect to such Regulation S Global Note or (B) a certificate substantially in the form of Exhibit B to this Appendix A if such exchange or transfer is to occur after the expiration of such Distribution Compliance Period, in each case appropriately completed and signed by the transferor.

(iii) If the proposed transfer is an exchange of a beneficial interest in a Regulation S Global Note for a beneficial interest in a Rule 144A Global Note or the transfer of a beneficial interest in a Regulation S Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Rule 144A Global Note and such exchange or transfer is to occur prior to the expiration of the Distribution Compliance Period with respect to such Regulation S Global Note, the transferor of such beneficial interest shall deliver to the Registrar prior to any such exchange or transfer a certificate substantially in the form of Exhibit C to this Appendix A, appropriately completed and signed by such transferor.

(iv) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such original Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for so long as it remains such an interest.

(v) Notwithstanding any other provisions of this Appendix A, a Global Note may not be transferred except as provided in the fourth paragraph of Section 2.06 of the Indenture.

Appendix-7

(d) Legend.

(i) Each Global Note shall bear the following or a similar legend (or, if DTC is not the Depositary for such Global Note, any other legend that may be required by whosoever shall be the Depositary) (the “Global Notes Legend”) on the face thereof:

“Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.”

(ii) Each Rule 144 Global Note and any Certificated Notes issued in exchange for interests in a Rule 144A Global Note shall bear the following legend or a legend to substantially the following effect (the “Rule 144A Legend”) on the face thereof unless such legend is removed in accordance with the Indenture (including, without limitation, this Appendix A):

“THIS NOTE HAS NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY OTHER APPLICABLE JURISDICTION. BY ITS ACCEPTANCE HEREOF, THE HOLDER (1) REPRESENTS THAT IT AND ANY INVESTOR ACCOUNT FOR WHICH IT IS ACQUIRING THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) (A “QUALIFIED INSTITUTIONAL BUYER”)) TO WHOM NOTICE HAS BEEN GIVEN THAT SUCH TRANSFER IS BEING MADE PURSUANT TO RULE 144A, (2) AGREES NOT TO OFFER, SELL, ASSIGN, TRANSFER, PLEDGE OR OTHERWISE DISPOSE OF THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAW OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO THE COMPANY OR ANY OF THE COMPANY’S SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER ACQUIRING THIS NOTE OR SUCH INTEREST OR PARTICIPATION FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO

Appendix-8

WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF, AND IN COMPLIANCE WITH, REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO, IN EACH OF THE FOREGOING CASES, ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THIS NOTE OR SUCH INTEREST OR PARTICIPATION BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL, AND TO COMPLIANCE WITH THE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION AND WITH THE PROCEDURES SPECIFIED IN THE INDENTURE REFERRED TO BELOW, INCLUDING THE DELIVERY OF ANY CERTIFICATE, OPINION OF COUNSEL OR OTHER INFORMATION THAT MAY BE REQUIRED BY THE INDENTURE OR THE COMPANY. THIS LEGEND MAY ONLY BE REMOVED AT THE INSTRUCTION OF THE COMPANY TO THE TRUSTEE. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

(iii) Each Regulation S Global Note and any Certificated Note issued in exchange for interests in a Regulation S Global Note during the applicable Distribution Compliance Period shall bear the following legend or a legend to substantially the following effect (the “Regulation S Legend”) on the face thereof unless such legend is removed in accordance with the Indenture (including, without limitation, this Appendix A):

“THIS NOTE HAS NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY OTHER APPLICABLE JURISDICTION. PRIOR TO THE EXPIRATION OF THE 40-DAY “DISTRIBUTION COMPLIANCE PERIOD” (AS DEFINED IN REGULATION S (“REGULATION S”) UNDER THE SECURITIES ACT), THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN (1) MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES (WITHIN THE MEANING OF REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (WITHIN THE MEANING OF REGULATION S), EXCEPT TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) ACQUIRING THIS NOTE OR SUCH INTEREST OR PARTICIPATION FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER SUCH QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON SUCH RULE

Appendix-9

144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT AND (2) EXCEPT AS PROVIDED IN CLAUSE (1) ABOVE, MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR DISPOSED OF EXCEPT TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF, AND IN COMPLIANCE WITH, REGULATION S, AND IN EACH CASE SUCH OFFER, SALE, ASSIGNMENT, TRANSFER, PLEDGE OR DISPOSITION MUST COMPLY WITH THE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION AND WITH THE PROCEDURES SPECIFIED IN THE INDENTURE REFERRED TO BELOW, INCLUDING THE DELIVERY OF ANY CERTIFICATE, OPINION OF COUNSEL OR OTHER INFORMATION THAT MAY BE REQUIRED BY THE INDENTURE OR THE COMPANY. THIS LEGEND MAY ONLY BE REMOVED AT THE INSTRUCTION OF THE COMPANY TO THE TRUSTEE.

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”

(iv) Except as permitted by this Section 2.2, in addition to bearing the applicable legend set forth in clause (ii) or (iii) above, each Certificated Note will bear the following legend or a legend to substantially the following effect (the “Certificated Note Restricted Legend”) on the face thereof unless such legend is removed in accordance with the Indenture (including, without limitation, this Appendix A):

“IN CONNECTION WITH ANY TRANSFER OR EXCHANGE OF THIS NOTE, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH CERTIFICATIONS, LEGAL OPINIONS AND OTHER INFORMATION AS THE INDENTURE REFERRED TO BELOW OR THE COMPANY MAY REQUIRE TO CONFIRM THAT THE TRANSFER OR EXCHANGE COMPLIES WITH THE SECURITIES ACT AND APPLICABLE STATE OR OTHER SECURITIES LAWS.”

(v) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Restricted Global Note) pursuant to Rule 144 under the Securities Act:

(A) in the case of any Transfer Restricted Note that is a Certificated Note, the Registrar shall permit the Holder thereof to transfer such Transfer Restricted Note to a Person who takes delivery thereof in the form of a Certificated Note that does not bear a Restricted Notes Legend; and

(B) in the case of any Transfer Restricted Note that is represented by a Restricted Global Note, the Registrar shall permit the owner of a beneficial interest therein to transfer such Transfer Restricted Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note,

Appendix-10

in either case, if the Holder of such Note or the owner of such beneficial interest, as the case may be, complies with the requirements of the second paragraph of Section 2.2(b) of this Appendix A (assuming for that purpose, in the case of the transfer of a beneficial interest in a Restricted Global Note, that such Restricted Global Note were a Certificated Note that bears a Restricted Notes Legend and that such second paragraph applies to a transfer of such beneficial interest, mutatis mutandis), including, without limitation, the delivery of a legal opinion to the effect specified in such paragraph for a transfer pursuant to Rule 144 and a certificate to the effect set forth in Exhibit D to this Appendix A, appropriately completed and signed by the transferor.

(vi) After a transfer of any Transfer Restricted Notes, pursuant to an effective Shelf Registration Statement with respect to such Transfer Restricted Notes, all requirements pertaining to Restricted Notes Legend on such Notes will cease to apply and the Company shall execute and, upon receipt of a written order of the Company in the form of an Officers’ Certificate, the Trustee shall authenticate and make available to or upon the order of the Holders thereof: (A) if such Transfer Restricted Notes are then represented by one or more Global Notes, one or more Unrestricted Global Notes equal to the aggregate principal amounts of such Transfer Restricted Notes (provided that, if at the time there is an outstanding Unrestricted Global Note, then, in lieu of authenticating and delivering a new Unrestricted Global Note, the interests in such Transfer Restricted Notes may instead be transferred to Persons who take delivery thereof in the form of interests in such existing Unrestricted Global Notes) or (B) if such Transfer Restricted Notes are then represented by Certificated Notes, Certificated Notes that do not bear a Restricted Notes Legend, in each case equal to the aggregate principal amount of such Transfer Restricted Notes. Concurrently with the issuance of such Notes, the Registrar shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly and shall instruct the Note Custodian to decrease or reflect on its records a decrease in the principal amount of such Restricted Global Note (and to record such decrease by endorsement on the Schedule attached to such Restricted Global Note) in a principal amount equal to the principal amount of such Transfer Restricted Notes so transferred, and shall either cause the aggregate principal amount of the applicable Unrestricted Global Note to be increased accordingly and shall instruct the Note Custodian to increase or reflect on its records an increase in the principal amount of such Unrestricted Global Notes (and to record such increase by endorsement on the Schedule attached to such Unrestricted Global Note) or shall mail or otherwise deliver the Certificated Notes that do not bear a Restricted Notes Legend to the transferees of the Notes so transferred or any Persons designated by such transferees, as the case may be. In connection with any such transfer of Transfer Restricted Notes, the transferor shall deliver to the Registrar or co-Registrar a certificate in the form of Exhibit D to this Appendix A, appropriately completed and signed by such transferor, to the effect that such transfer is being made pursuant to an effective registration statement under the Securities Act, unless the Company waives the delivery of such certificate.

(vii) Upon the consummation of an Exchange Offer with respect to any Transfer Restricted Notes pursuant to which Holders of such Transfer Restricted Notes receive Exchange Notes pursuant to an effective registration statement under the Securities Act in exchange for their Transfer Restricted Notes, the Company shall execute and, upon receipt of an order from the Company in the form of an Officers’

Appendix-11

Certificate, the Trustee shall authenticate and make available to or upon the order of the Holders thereof whose Initial Notes or Additional Notes have been accepted for exchange by the Company in such Exchange Offer: (A) if such Transfer Restricted Notes are then represented by one or more Global Notes, Exchange Notes represented by one or more Unrestricted Global Notes equal to the aggregate principal amount of such Transfer Restricted Notes that are accepted for exchange by the Company in the Exchange Offer (provided that, if at the time there is an outstanding Unrestricted Global Note, then, in lieu of authenticating and delivering a new Unrestricted Global Note, the interests in such Transfer Restricted Notes may instead be transferred to Persons who take delivery thereof in the form of interests in such existing Unrestricted Global Notes) or (B) if such Transfer Restricted Notes are then represented by Certificated Notes, Exchange Notes represented by Certificated Notes that do not bear a Restricted Notes Legend, in each case equal to the aggregate principal amounts of such Transfer Restricted Notes that are accepted for exchange by the Company in the Exchange Offer. Concurrently with the issuance of such Notes, the Registrar shall, if applicable, cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly and shall instruct the Note Custodian to decrease or reflect on its records a decrease in the principal amount of such Restricted Global Note (and to record such decrease by endorsement on the Schedule attached to such Restricted Global Note) in a principal amount equal to the principal amount of the Transfer Restricted Notes being exchanged and shall either cause the aggregate principal amount of the applicable Unrestricted Global Note to be increased by a like principal amount and shall instruct the Note Custodian to increase or reflect on its records a like increase in the principal amount of such Unrestricted Global Notes (and to record such increase by endorsement on the Schedule attached to such Unrestricted Global Note) or shall mail or otherwise deliver a like principal amount of Certificated Notes that do not bear a Restricted Notes Legend to the Holders of the Notes so exchanged or any Persons designated by such Holders pursuant to such Exchange Offer, as the case may be. Any Exchange Notes so issued shall be registered in the names of the Holders of the Notes exchanged therefor or in the names of the Persons designated by such Holders in accordance with the terms of such Exchange Offer.

(viii) Registered Additional Notes shall not be required to bear a Restricted Notes Legend.

(e) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Certificated Notes or transferred in exchange for interests in an Unrestricted Global Note, or all of the outstanding Notes shall have been redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation as provided in Section 2.10 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, transferred in exchange for an interest in another Global Note or redeemed, repurchased or canceled or if a beneficial interest in another Global Note is transferred in exchange for an interest in such Global Note or if Additional Notes or Exchange Notes are issued and are to be evidenced by such Global Note, then in each case, the Registrar shall cause the aggregate principal amount of the applicable Global Note or Global Notes to be reduced or increased, as applicable, and shall instruct the Note Custodian to decrease or increase, or reflect on its records a decrease or increase, as the case may be, in the principal amount of such Global Note or Global Notes (and to record such decrease or increase, as the case may be, by endorsement on the Schedule attached to each such Global Note in the applicable principal amount).

Appendix-12

Exhibit A

FORM OF TRANSFER CERTIFICATE FOR TRANSFER OR EXCHANGE FROM RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE PRIOR TO THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD

The Bank of New York Mellon Trust Company, N.A.

2 North LaSalle Street, 7th Floor

Chicago, Illinois 60602

Attn: Corporate Trust Administration

Re: Becton, Dickinson and Company

4.400% Notes due January 15, 2021 (the “Notes”)

Reference is hereby made to the Indenture, dated as of March 1, 1997, between Becton, Dickinson and Company (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as successor to JP Morgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee (the “Trustee”) (as amended or supplemented from time to time, the “Indenture”). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

This Certificate relates to $[ ] aggregate principal amount of Notes represented by a beneficial interest in a Rule 144A Global Note (CUSIP No. 075887 BZ1 / ISIN No. US075887BZ16) held through DTC by or on behalf of [TRANSFEROR], as beneficial owner (the “Transferor”). The Transferor has requested an exchange or transfer of the foregoing principal amount of its beneficial interest for an interest in the Regulation S Global Note (CUSIP No. U0740R AC6 / ISIN No. USU0740RAC61) to be held by [Euroclear] [Clearstream] through DTC.

In connection with such request and in respect of such Notes, the Transferor hereby certifies that such exchange or transfer is being effected in accordance with the transfer restrictions set forth in the Notes and the Indenture and pursuant to and in accordance with Rule 903 or Rule 904 (as applicable) of Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor hereby represents, covenants or agrees as follows:

(1) the offer of such Notes was not made to a Person in the United States (as defined in Regulation S);

(2) either: (A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States, or (B) the transaction was executed in, on or through (i) a physical trading floor of an established foreign securities exchange that is located outside the United States in the case of an exchange or transfer pursuant to Rule 903 of Regulation S or (ii) the facilities of a designated offshore securities market (as defined in Regulation S) in the case of an exchange or transfer pursuant to Rule 904 of Regulation S and neither the Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, and in each of the foregoing cases such transfer or exchange is otherwise being made in an offshore transaction within the meaning of, and in compliance with, Regulation S;

Exhibit A-1

(3) no directed selling efforts (as defined in Regulation S) have been or will be made in contravention of the requirements of Rule 903(a) or 904(a) of Regulation S, as applicable;

(4) if the Transferor is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Notes covered by this Certificate, then the requirements of Rule 904(b)(1) of Regulation S have been satisfied;

(5) the transfer or exchange, as applicable, is not being made to a U.S. Person or for the account or benefit of a U.S. Person;

(6) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(7) upon completion of the transfer or exchange, as applicable, the beneficial interest being exchanged or transferred as described above will be held with DTC through Euroclear or Clearstream or both.

This Certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[TRANSFEROR]

By:
Name:
Title:

Dated:

Exhibit A-2

Exhibit B

FORM OF TRANSFER CERTIFICATE FOR THE TRANSFER OR EXCHANGE FROM RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD

The Bank of New York Mellon Trust Company, N.A.

2 North LaSalle Street, 7th Floor

Chicago, Illinois 60602

Attn: Corporate Trust Administration

Re: Becton, Dickinson and Company

4.400% Notes due January 15, 2021 (the “Notes”)

Reference is hereby made to the Indenture, dated as of March 1, 1997, between Becton, Dickinson and Company (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as successor to JP Morgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee (the “Trustee”) (as amended or supplemented from time to time, the “Indenture”). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

This Certificate relates to $[     ] aggregate principal amount of Notes represented by a beneficial interest in a Rule 144A Global Note (CUSIP No. 075887 BZ1 / ISIN No. US075887BZ16) held through DTC by or on behalf of [TRANSFEROR], as beneficial owner (the “Transferor”). The Transferor has requested an exchange or transfer of the foregoing principal amount of its beneficial interest for an interest in the Regulation S Global Note (CUSIP No. U0740R AC6 / ISIN No. USU0740RAC61) to be held by [Euroclear] [Clearstream] through DTC.

In connection with such request and in respect of such Notes, the Transferor hereby certifies that such exchange or transfer is being effected in accordance with the transfer restrictions set forth in the Notes and the Indenture and pursuant to and in accordance with either (1) Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), or (2) Rule 144 under the Securities Act, and accordingly the Transferor hereby represents, covenants or agrees as follows:

(1) with respect to transfers and exchanges made in reliance on Regulation S (including any such transfers and exchanges made after the U.S. Resale Restriction Termination Date):

(A) the offer of such Notes was not made to a Person in the United States (as defined in Regulation S);

(B) either: (a) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through (i) a physical trading floor of an established foreign securities

Exhibit B-1

exchange that is located outside the United States in the case of an exchange or transfer pursuant to Rule 903 of Regulation S or (ii) the facilities of a designated offshore securities market (as defined in Regulation S) in the case of an exchange or transfer pursuant to Rule 904 of Regulation S and neither the Transferor nor any Person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States, and in each of the foregoing cases such transfer or exchange is otherwise being made in an offshore transaction within the meaning of, and in compliance with, Regulation S;

(C) no directed selling efforts (as defined in Regulation S) have been or will be made in contravention of the requirements of Rule 903(a) or 904(a) of Regulation S, as applicable; and

(D) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or

(2) with respect to transfers and exchanges made after the U.S. Resale Restriction Termination Date: such Notes are being transferred in a transaction permitted by, and in compliance with, Rule 144 under the Securities Act and the Transferor is contemporaneously delivering the legal opinion required pursuant to Sections 2.2(b) and 2.2(d)(v) of Appendix A to the Notes in connection with such transfer or exchange, as applicable.

This Certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[TRANSFEROR]

By:
Name:
Title:

Dated:

Exhibit B-2

Exhibit C

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER OR EXCHANGE FROM REGULATION S GLOBAL NOTE

TO RULE 144A GLOBAL NOTE PRIOR TO THE

EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD

The Bank of New York Mellon Trust Company, N.A.

2 North LaSalle Street, 7th Floor

Chicago, Illinois 60602

Attn: Corporate Trust Administration

Re: Becton, Dickinson and Company

4.400% Notes due January 15, 2021 (the “Notes”)

Reference is hereby made to the Indenture, dated as of March 1, 1997, between Becton, Dickinson and Company (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as successor to JP Morgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee (the “Trustee”) (as amended or supplemented from time to time, the “Indenture”). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

This Certificate relates to $[        ] aggregate principal amount of Notes represented by a beneficial interest in a Regulation S Global Note (CUSIP No. U0740R AC6 / ISIN No. USU0740RAC61) held through DTC by or on behalf of [TRANSFEROR], as beneficial owner (the “Transferor”). The Transferor has requested an exchange or transfer of the foregoing principal amount of its beneficial interest for an interest in the Rule 144A Global Note (CUSIP No. 075887 BZ1 / ISIN No. US075887BZ16) to be held by through DTC.

In connection with such request, and in respect of such Notes, the Transferor hereby certifies that such transfer or exchange, as applicable, is being effected in accordance with the transfer restrictions set forth in the Notes and the Indenture and pursuant to and in accordance with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), to a transferee that the Transferor reasonably believes is acquiring such Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A to whom notice has been given that such transfer or exchange, as applicable, is being made pursuant to Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. The Transferor does further certify that it has notified the transferee that it has relied on Rule 144A as a basis for the exemption from the registration requirements of the Securities Act used in connection with the transfer or exchange, as applicable.

This Certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Exhibit C-1

[TRANSFEROR]

By:
Name:
Title:

Dated:

Exhibit C-2

Exhibit D

FORM OF TRANSFER CERTIFICATE FOR OTHER TRANSFERS AND EXCHANGES

The Bank of New York Mellon Trust Company, N.A.

2 North LaSalle Street, 7th Floor

Chicago, Illinois 60602

Attn: Corporate Trust Administration

Re: Becton, Dickinson and Company

4.400% Notes due January 15, 2021 (the “Notes”)

Reference is hereby made to the Indenture, dated as of March 1, 1997, between Becton, Dickinson and Company (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as successor to JP Morgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee (the “Trustee”) (as amended or supplemented from time to time, the “Indenture”). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

This Certificate relates to $[         ] aggregate principal amount of Notes represented by [a Certificated Note, with serial no.                 [ ], held by[TRANSFEROR] (the “Transferor”)][a beneficial interest in a Rule 144A Global Note (CUSIP No. 075887 BZ1 / ISIN No. US075887BZ16) held through DTC by or on behalf of [TRANSFEROR], as beneficial owner (the “Transferor”)][a beneficial interest in a Regulation S Global Note (CUSIP No. U0740R AC6 / ISIN No. USU0740RAC61) held through DTC by or on behalf of [TRANSFEROR], as beneficial owner (the “Transferor”)]. The Transferor has requested a transfer or an exchange of the foregoing principal amount of [such Note to [TRANSFEREE][its beneficial interest for an interest in an Unrestricted Global Note (CUSIP No. 075887 CA5 / ISIN No. US075887CA55) to be held through DTC].

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such exchange or transfer is being effected in accordance with the transfer restrictions set forth in the Indenture and the Notes (including Appendix A thereto), and accordingly the Transferor does hereby represents, covenants or agrees as follows:

ARTICLE 1CHECK ONE BOX BELOW

(1)	☐	such Notes are being transferred to the Company or a Subsidiary of the Company; or

(2)	☐	such Notes are being transferred pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(3)	☐	such Notes are being transferred or exchanged, as applicable, pursuant to and in accordance with Rule 144A (“Rule 144A”) under the Securities Act, to a transferee that the Transferor reasonably believes is acquiring such Notes for its own account or an account with respect to which the

Exhibit D-1

transferee exercises sole investment discretion and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A to whom notice has been given that such transfer is being made pursuant to Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. The Transferor does further certify that it has notified the transferee that it has relied on Rule 144A as a basis for the exemption from the registration requirements of the Securities Act used in connection with the transfer; or

(4)	☐	[Regulation S Transfers prior to the expiration of the Distribution Compliance Period] such Notes are being transferred or exchanged, as applicable, pursuant to and in accordance with Rule 903 or Rule 904 (as applicable) of Regulation S (“Regulation S”) under the Securities Act, and (i) the offer of such Notes was not made to a Person in the United States (as defined in Regulation S); (ii) either: (A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States, or (B) the transaction was executed in, on or through (x) a physical trading floor of an established foreign securities exchange that is located outside the United States in the case of an exchange or transfer pursuant to Rule 903 of Regulation S or (y) the facilities of a designated offshore securities market (as defined in Regulation S) in the case of an exchange or transfer pursuant to Rule 904 of Regulation S and neither the Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, and in each of the foregoing cases such transfer or exchange is otherwise being made in an offshore transaction within the meaning of, and in compliance with, Regulation S; (iii) no directed selling efforts (as defined in Regulation S) have been made in contravention of the requirements of Rule 903(a) or 904(a) of Regulation S, as applicable; (iv) if the Transferor is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Notes covered by this Certificate, then the requirements of Rule 904(b)(1) of Regulation S have been satisfied; (v) the transfer or exchange, as applicable, is not being made to a U.S. Person or for the account or benefit of a U.S. Person; (vi) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (vii) if such Notes are being transferred or exchanged, as applicable, for interests in a Regulation S Global Note, upon completion of the transfer or exchange, the beneficial interest being exchanged or transferred as described above will be held with DTC through Euroclear or Clearstream or both; or

Exhibit D-2

(5)	☐	[Regulation S Transfers after the expiration of the Distribution Compliance Period] such Notes are being transferred or exchanged, as applicable, pursuant to and in accordance with Regulation S, and (i) the offer of such Notes was not made to a Person in the United States (as defined in Regulation S); (ii) either: (A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States, or (B) the transaction was executed in, on or through (x) a physical trading floor of an established foreign securities exchange that is located outside the United States in the case of an exchange or transfer pursuant to Rule 903 of Regulation S or (y) the facilities of a designated offshore securities market (as defined in Regulation S) in the case of an exchange or transfer pursuant to Rule 904 of Regulation S and neither the Transferor nor any Person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States, and in each of the foregoing cases such transfer or exchange is otherwise being made in an offshore transaction within the meaning of, and in compliance with, Regulation S; (iii) no directed selling efforts (as defined in Regulation S) have been made in contravention of the requirements of Rule 903(a) or 904(a) of Regulation S, as applicable; and (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or

(6)	☐	such Notes are being transferred or exchanged, as applicable, pursuant to Rule 144 under the Securities Act of 1933 or another available exemption from registration under the Securities Act of 1933 and the Transferor is contemporaneously delivering the legal opinion required pursuant to Section 2.2(b) and/or Section 2.2(d)(v) of Appendix A to the Notes in connection with such transfer.

Unless one of the boxes is checked, the Registrar or co-Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (6) is checked, the Transferor shall be required to deliver to the Registrar or co-Registrar the legal opinion referred to in Section 2.2(b) of Appendix A to the Notes; and provided, further, that in any such case the Transferor may be required to deliver such additional certifications, legal opinions and other information as may be required by the Company to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and applicable state or other securities laws.

This Certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[TRANSFEROR]

By:
Name:
Title:

Dated:

Exhibit D-3